Exhibit 99.1

For Immediate Release

Contact:                        Bob Kneeley

Vice President, Investor Relations

303-495-1245

bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS ADJUSTED EBITDA OF $170.2 MILLION AND

ADJUSTED EPS OF $0.35, FOR FOURTH QUARTER OF 2015

Greenwood Village, Colo. (February 22, 2016) — Envision Healthcare Holdings, Inc. (Envision or Company) (NYSE: EVHC) reported results from operations for the three months and 12 months ended December 31, 2015.  All comparisons included in this release are for the 2015 periods to the comparable 2014 periods, unless otherwise noted.

Financial Highlights:

•                  Net revenue of $1.48 billion for the fourth quarter of 2015 increased by 28%;

•                  Adjusted EBITDA was $170.2 million for the fourth quarter of 2015, a margin of 11.5%;

•                  Net income for the fourth quarter of 2015 was $41.9 million; and

•                  Adjusted earnings per share (EPS) was $0.35, and GAAP diluted EPS was $0.22 for the fourth quarter of 2015.

•                  For the 12 months ended December 31, 2015, Envision generated net revenue of $5.45 billion, Adjusted EBITDA of $604.3 million and Adjusted EPS of $1.28.  Net income was $144.9 million and diluted GAAP EPS was $0.76.

“Our results for the fourth quarter of 2015 demonstrate continued growth and the progress we are making as we execute on focused initiatives to further strengthen our operating performance, particularly at EmCare,” said William A. Sanger, chairman, president and chief executive officer of Envision.  “Our emphasis on operational efficiency, disciplined capital deployment and infrastructure investments will continue to drive growth across our facility-based physician services and healthcare transportation services.

At the same time, strategic investments that we’ve made over many years allow us to succeed under emerging patient care models that reward providers for improving quality while effectively managing the total cost of care.”

“These new patient care models span a variety of settings, from healthcare transportation, to emergency department and inpatient services, transitional care and a variety of post-acute alternative settings. Having these multiple patient touchpoints create additional opportunities for us to contract with both health systems and payors to provide services across a broad care continuum.”

Results of Operations for the Fourth Quarter of 2015

Envision generated net revenue of $1.48 billion, an increase of 28.0%, which is the result of contributions from acquisitions, including Rural/Metro Corporation, which was completed during the fourth quarter of 2015; organic revenue growth from new contracts, net of terminations; and same-store growth.

Adjusted EBITDA of $170.2 million compares with $156.6 million for the prior-year period.  Envision’s Adjusted EBITDA margin of 11.5% compares with 13.5% for the prior-year period.   Adjusted EBITDA margin was impacted by the loss of Medicaid parity payments during 2015, new contract starts at Evolution Health with initially lower margins, and the inclusion of Rural/Metro results that do not include any benefit from anticipated synergies.

Envision’s Adjusted EBITDA grew by $27.7 million, or 19.5% for the fourth quarter of 2015 when compared with the third quarter of 2015, primarily driven by operating improvements at its EmCare segment.

Adjusted EPS for the quarter was $0.35 and compares to $0.36 per share for the fourth quarter of 2014. On a GAAP basis, Envision earned $0.22 per share on a fully diluted basis, compared to $0.26 per share.

Segment Results for the Fourth Quarter of 2015

Envision operates two business segments: EmCare Holdings (EmCare), the Company’s physician-led facility-based and post-acute care services segment, and American Medical Response (AMR), the Company’s healthcare transportation services segment.

EmCare

EmCare’s net revenue for the fourth quarter of 2015 was $960.3 million, an increase of 26.4% from the prior-year period. Revenue from acquisitions completed during 2015 contributed growth of 19.3% for the quarter.  Organic revenue growth was 7.1% principally from growth from new contracts, net of contract terminations.  Net-new contract growth was attributable to both new and expanding customer relationships at Evolution Health, which is part of the EmCare segment.  Revenue from same-store contracts contributed 0.1% to total revenue growth for the quarter. This consisted of 1.7% growth from patient volume, even when compared with higher volumes associated with Medicaid expansion during the fourth quarter of 2014.   Same-store rate declined by 1.6%, primarily due to discontinued Medicaid parity payments and a slight shift in payor mix.

EmCare’s Adjusted EBITDA was $109.0 million, or 11.4% of revenue, which compares with $102.5 million, or 13.5% of revenue for the fourth quarter of 2014.  Adjusted EBITDA margin declined as a result of discontinued Medicaid parity payments, as well as the impact of certain contracts prior to their being modified or terminated during the fourth quarter.

When compared with the third quarter of 2015, EmCare’s Adjusted EBITDA for the fourth quarter of 2015 grew by 26.2% primarily as a result of improvements in staffing ratios and benefits from the modification and termination of certain contracts, including a number that had generated losses during the third quarter.  On a sequential basis, Adjusted EBITDA margin improved by 220 basis points in the fourth quarter of 2015.

American Medical Response

AMR’s net revenue for the fourth quarter of 2015 grew by 31.0%, to $521.5 million, from $398.0 million in the prior-year period. Acquisition-related growth was 26.9%, which included contributions from the Rural/Metro transaction. Same-market revenue growth was 1.4%, and net-new contract growth was 2.7%.  Same-market revenue growth consisted of a 4.1% increase in volume, offset by a 2.7% rate decline related to payor mix shift.

AMR’s Adjusted EBITDA of $61.2 million grew by 13.1%, from $54.1 million in the prior-year period. Adjusted EBITDA margin was 11.7% for the fourth quarter of 2015 compared with 13.6% for the prior-year period.   AMR’s margin declined year-over-year largely as a result of the inclusion of results from Rural/Metro.  AMR anticipates margin improvement during 2016 as it integrates Rural/Metro into its operations and realizes anticipated synergies.

Envision Cash Flows for the Fourth Quarter of 2015

Envision generated cash flow from operations of $54.2 million, which compares to $80.0 million in the fourth quarter of 2014.  Cash flow from operations was impacted primarily by initial funding related to an Evolution Health contract started during the fourth quarter of 2015 and a difference in the timing of payroll payments period over period.  Adjusted Free Cash Flow was $34.5 million, compared to $56.2 million in the fourth quarter of 2014.

During the fourth quarter of 2015, Envision invested $788.4 million in acquisitions, including Rural/Metro and Questcare Medical Services, a multi-specialty physician group based in Dallas.   Envision funded the acquisitions from proceeds of a new $1 billion term loan completed during the 2015 fourth quarter.  Proceeds from the new term loan were also used to reduce amounts outstanding under the Company’s asset-based revolving lending facility.

Results of Operations for the 12 Months Ended December 31, 2015

Envision’s net revenue was $5.45 billion, an increase of 23.9% from the prior-year period, with Adjusted EBITDA of $604.3 million.  Adjusted EPS for 2015 was $1.28, which compares with $1.20 for 2014.  Net income was $144.9 million, which compares with $125.5 million.   Envision earned $0.76 per diluted share on a GAAP basis, compared with $0.66 per diluted share in the prior year.   Envision generated cash flow from operations of $249.1 million, which compares with $274.0 million.  Adjusted free cash flow was $202.6 million, compared to $223.4 million.

Segment Results for the 12 Months ended December 31, 2015

Net revenue at EmCare was $3.65 billion, an increase of 28.4% from the prior-year period and  Adjusted EBITDA was $377.7 million.

Net revenue at AMR of $1.80 billion grew by 15.7% from the prior-year period.  Adjusted EBITDA was $226.7 million.

2016 Outlook

Envision’s financial outlook for 2016 was provided on January 11, 2016.  For 2016, Envision expects to generate Adjusted EBITDA of $715 million to $740 million, and Adjusted EPS of $1.43 to $1.51.   Envision now expects that Adjusted EBITDA for the 2016 first quarter will be in a range of 19% to 20% of its annual outlook, due to a milder-than-expected flu season along with normal expense seasonality associated with payroll taxes as previously noted.  Envision’s outlook does not include contributions from any acquisitions that may be completed during 2016.

Conference Call

Envision management will host a conference call today, Monday, February 22, 2016, at 8:30 a.m. Eastern Time, to discuss the Company’s financial results. Interested participants may listen to the call by dialing 800-857-6175, or 517-623-4852 for international callers, and referencing participant code 909712.  For those unable to participate in the live call, a replay will be available one hour after the call ends through March 22, 2016. To access the replay, dial 866-448-2574, or 203-369-1170 for international callers. An audio file will also be archived for 30 days on the investor relations section of the Company’s website: investor.evhc.net.

About Envision Healthcare Holdings, Inc.

Envision Healthcare Holdings, Inc., offers an array of physician-led healthcare-related services to consumers, hospitals, healthcare systems, health plans and local, state and national government entities. The organization provides care across a broad patient continuum via American Medical Response, Inc. (AMR), EmCare Holdings, Inc. (EmCare) and Evolution Health, LLC (Evolution Health). AMR provides community-based healthcare transportation services, including emergency (‘911’), non-emergency, managed transportation, air ambulance and disaster response. EmCare’s integrated facility-based physician services include emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Evolution Health’s innovative and comprehensive care coordination solutions result in improved patient care delivery across a number of healthcare settings.   Envision Healthcare is headquartered in Greenwood Village, Colorado. For additional information, visit www.evhc.net.

Forward-Looking Statements

Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2016 Adjusted EBITDA and Adjusted EPS guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in our filings with the Securities and Exchange Commission from time to time, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Factors that could cause future results to differ materially from those provided in this press release include, but are not limited to: decreases in our revenue and profit margin under our fee-for-service contracts; failure to implement our business strategies, the loss of existing contracts; failure to accurately assess costs under new contracts; our ability to integrate acquisitions; competition in markets we serve; the cost of required capital expenditures; retention of our senior management; our ability to maintain or implement information systems; the impact of labor union representation; failure to comply with extensive and complex government regulation of our industry; the impact of changes in the healthcare sector; our ability to service our debt obligations; and other factors discussed in our filings with the Securities and Exchange Commission.  Any forward-looking statements herein are made as of the date of this press release, and we undertake no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted EPS.  These are financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  These non-GAAP measures may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is defined as net income (loss) before equity in earnings of unconsolidated subsidiary, income tax benefit (expense), loss on early debt extinguishment, other income (expense), net, realized gains (losses) on investments, interest expense, net, equity-based compensation expense, transaction costs related to acquisition activities, restructuring and other charges, adjustment to net loss (income) attributable to non-controlling interest due to deferred taxes, and depreciation and amortization expense.  Adjusted Free Cash Flow is defined as cash flow from operations adjusted for cash used in non-acquisition related investing activities and certain out-of-period or non-recurring cash payments.  Adjusted EPS is defined as diluted earnings per share adjusted for expenses related to the Company’s secondary offerings, amortization expense, equity-based compensation expense, restructuring and other charges, severance and related costs, loss on early debt extinguishment, and transaction costs related to acquisition activities, net of an estimated tax benefit.

These non-GAAP measures are used by management and investors as performance measures or liquidity indicators. The items excluded from these non-GAAP measures are important in understanding the Company’s financial performance, and should not be considered in isolation of, or as an alternative to, GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures of other companies.  Reconciliations of non-GAAP financial measures are provided in this press release.  Reconciliation for the forward-looking full-year 2016 Adjusted EBITDA and Adjusted EPS projections presented herein is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Envision Healthcare Holdings, Inc.

Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014

Net revenue	$1,481,786	$1,157,777	$5,447,916	$4,397,644
Compensation and benefits	1,047,945	826,459	3,922,273	3,156,480
Operating expenses	208,388	122,956	681,342	487,841
Insurance expense	31,046	30,892	145,829	120,983
Selling, general and administrative expenses	32,997	24,911	120,158	90,731
Depreciation and amortization expense	53,533	37,369	182,897	146,155
Restructuring and other charges	169	2,062	30,169	6,968
Income from operations	107,708	113,128	365,248	388,486
Interest income from restricted assets	209	628	651	1,135
Interest expense, net	(34,823)	(25,712)	(117,183)	(110,505)
Realized gains (losses) on investments	55	(277)	21	371
Other income (expense), net	(373)	(548)	(966)	(3,980)
Loss on early debt extinguishment	—	—	—	(66,397)
Income (loss) before income taxes and equity in earnings of unconsolidated subsidiary	72,776	87,219	247,771	209,110
Income tax benefit (expense)	(28,365)	(39,798)	(97,374)	(89,498)
Equity in earnings of unconsolidated subsidiary	151	69	353	254
Net income (loss)	44,562	47,490	150,750	119,866
Less: Net (income) loss attributable to noncontrolling interest	(2,697)	2,409	(5,858)	5,642
Net income (loss) attributable to Envision Healthcare Holdings, Inc.	41,865	49,899	144,892	125,508

Basic earnings per common share	$0.22	$0.27	$0.78	$0.69
Diluted earnings per common share	$0.22	$0.26	$0.76	$0.66
Weighted average common shares outstanding, basic	186,760,348	183,555,357	185,603,780	182,019,732
Weighted average common shares outstanding, diluted	192,034,713	190,542,120	191,538,699	189,921,434

Other Information
EmCare weighted patient encounters	4,598,278	3,914,040	17,992,294	14,634,542
AMR weighted transports	1,051,176	793,336	3,554,907	3,112,931

Earnings Per Share Reconciliation

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Weighted average common shares outstanding, diluted	192,034,713	190,542,120	191,538,699	189,921,434

Net income (loss) attributable to Envision Healthcare Holdings, Inc.	$41,865	$49,899	$144,892	$125,508
Adjustments:

Other expense related to secondary offering/other filings, net of tax of $(25) and $21 for quarter 2015 and 2014, respectively and $(234) and $(1,623) for year ended 2015 and 2014, respectively	38	(57)	355	2,531

Amortization expense, net of tax of $(11,837) and $(5,578) for quarter 2015 and 2014, respectively and $(42,250) and $(31,466) for year ended 2015 and 2014, respectively	18,254	15,026	64,117	49,093

Equity-based compensation expense, net of tax of $(710) and $(405) for quarter 2015 and 2014, respectively and $(2,618) and $(1,996) for year ended 2015 and 2014, respectively	1,094	1,092	3,972	3,113

Restructuring and other charges, net of tax of $(66) and $(558) for quarter 2015 and 2014, respectively and $(11,984) and $(2,722) for year ended 2015 and 2014, respectively	103	1,504	18,185	4,246

Severance and related costs, net of tax of $(459) and $(1,824) for quarter and year ended 2015, respectively	708	—	2,769	—

Loss on early debt extinguishment, net of tax of ($25,935) for year ended 2014	—	—	—	40,462

Transaction costs related to acquisition activities, net of tax of $(3,118) and $(475) for quarter 2015 and 2014, respectively and $(7,799) and $(1,948) for year ended 2015 and 2014, respectively	4,808	1,280	11,835	3,040
Net income (loss) attributable to Envision Healthcare Holdings, Inc., adjusted	$66,870	$68,744	$246,125	$227,993
Adjusted EPS	$0.35	$0.36	$1.28	$1.20

Envision Healthcare Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(unaudited; in thousands)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014

Adjusted EBITDA	$170,214	$156,589	$604,319	$556,224
Depreciation and amortization expense	(53,533)	(37,369)	(182,897)	(146,155)
Restructuring and other charges	(169)	(2,062)	(30,169)	(6,968)
Interest income from restricted assets	(209)	(628)	(651)	(1,135)
Transaction costs	(7,926)	(1,755)	(19,634)	(4,988)
Severance and related costs	(1,167)	—	(4,593)	—
Equity-based compensation expense	(1,804)	(1,497)	(6,590)	(5,109)
Net income (loss) attributable to noncontrolling interest	2,697	(2,409)	5,858	(5,642)
Adjustment to net income (loss) attributable to noncontrolling interest due to deferred taxes	(395)	2,259	(395)	2,259
Income from operations	107,708	113,128	365,248	388,486
Interest income from restricted assets	209	628	651	1,135
Interest expense, net	(34,823)	(25,712)	(117,183)	(110,505)
Realized gains (losses) on investments	55	(277)	21	371
Other income (expense), net	(373)	(548)	(966)	(3,980)
Loss on early debt extinguishment	—	—	—	(66,397)
Income tax benefit (expense)	(28,365)	(39,798)	(97,374)	(89,498)
Equity in earnings of unconsolidated subsidiary	151	69	353	254
Net (income) loss attributable to noncontrolling interest	(2,697)	2,409	(5,858)	5,642

Net income (loss) attributable to Envision Healthcare Holdings, Inc.	$41,865	$49,899	$144,892	$125,508

Envision Healthcare Holdings, Inc.

Reconciliation of Segment Adjusted EBITDA to Income from Operations

(unaudited; in thousands)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
EmCare
Net revenue	$960,275	$759,797	$3,648,392	$2,842,458
Compensation and benefits	746,666	596,695	2,922,381	2,258,227
Operating expenses	70,516	31,513	195,154	111,624
Insurance expense	18,092	19,351	95,737	71,855
Selling, general and administrative expenses	17,879	12,611	68,203	47,979
Interest income from restricted assets	(98)	(517)	(207)	(691)
Transaction costs	(2,353)	(1,485)	(9,641)	(4,186)
Severance and related costs	(910)	—	(3,390)	—
Equity-based compensation expense	(811)	(674)	(2,965)	(2,300)
Net income (loss) attributable to noncontrolling interest	2,697	(2,409)	5,858	(5,642)
Adjustment to net income (loss) attributable to noncontrolling interest due to deferred taxes	(395)	2,259	(395)	2,259
Adjusted EBITDA	108,992	102,453	377,657	363,333
Depreciation and amortization expense	(26,418)	(18,293)	(97,249)	(69,242)
Restructuring and other charges	(169)	(164)	(30,169)	(1,036)
Interest income from restricted assets	(98)	(517)	(207)	(691)
Transaction costs	(2,353)	(1,485)	(9,641)	(4,186)
Severance and related costs	(910)	—	(3,390)	—
Equity-based compensation expense	(811)	(674)	(2,965)	(2,300)
Net income (loss) attributable to noncontrolling interest	2,697	(2,409)	5,858	(5,642)
Adjustment to net income (loss) attributable to noncontrolling interest due to deferred taxes	(395)	2,259	(395)	2,259
Income from operations	$80,535	$81,170	$239,499	$282,495

AMR
Net revenue	$521,511	$397,980	$1,799,524	$1,555,186
Compensation and benefits	301,279	229,764	999,892	898,253
Operating expenses	137,872	91,443	486,188	376,217
Insurance expense	12,954	11,541	50,092	49,128
Selling, general and administrative expenses	15,118	12,300	51,955	42,752
Interest income from restricted assets	(111)	(111)	(444)	(444)
Transaction costs	(5,573)	(270)	(9,993)	(802)
Severance and related costs	(257)	—	(1,203)	—
Equity-based compensation expense	(993)	(823)	(3,625)	(2,809)
Adjusted EBITDA	61,222	54,136	226,662	192,891
Depreciation and amortization expense	(27,115)	(19,076)	(85,648)	(76,913)
Restructuring and other charges	—	(1,898)	—	(5,932)
Interest income from restricted assets	(111)	(111)	(444)	(444)
Transaction costs	(5,573)	(270)	(9,993)	(802)
Severance and related costs	(257)	—	(1,203)	—
Equity-based compensation expense	(993)	(823)	(3,625)	(2,809)
Income from operations	$27,173	$31,958	$125,749	$105,991

Envision
Net revenue	$1,481,786	$1,157,777	$5,447,916	$4,397,644
Compensation and benefits	1,047,945	826,459	3,922,273	3,156,480
Operating expenses	208,388	122,956	681,342	487,841
Insurance expense	31,046	30,892	145,829	120,983
Selling, general and administrative expenses	32,997	24,911	120,158	90,731
Interest income from restricted assets	(209)	(628)	(651)	(1,135)
Transaction costs	(7,926)	(1,755)	(19,634)	(4,988)
Severance and related costs	(1,167)	—	(4,593)	—
Equity-based compensation expense	(1,804)	(1,497)	(6,590)	(5,109)
Net income (loss) attributable to noncontrolling interest	2,697	(2,409)	5,858	(5,642)
Adjustment to net income (loss) attributable to noncontrolling interest due to deferred taxes	(395)	2,259	(395)	2,259
Adjusted EBITDA	170,214	156,589	604,319	556,224
Depreciation and amortization expense	(53,533)	(37,369)	(182,897)	(146,155)
Restructuring and other charges	(169)	(2,062)	(30,169)	(6,968)
Interest income from restricted assets	(209)	(628)	(651)	(1,135)
Transaction costs	(7,926)	(1,755)	(19,634)	(4,988)
Severance and related costs	(1,167)	—	(4,593)	—
Equity-based compensation expense	(1,804)	(1,497)	(6,590)	(5,109)
Net income (loss) attributable to noncontrolling interest	2,697	(2,409)	5,858	(5,642)
Adjustment to net income (loss) attributable to noncontrolling interest due to deferred taxes	(395)	2,259	(395)	2,259
Income from operations	$107,708	$113,128	$365,248	$388,486

Envision Healthcare Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,
	2015	2014
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$141,677	$318,895
Trade and other accounts receivable, net	1,257,021	950,115
Other current assets	199,729	94,229
Total current assets	1,598,427	1,363,239
Non-current assets:
Property, plant and equipment, net	335,869	211,276
Goodwill and other intangible assets, net	4,323,564	3,063,115
Other long-term assets	130,331	66,123
Total assets	$6,388,191	$4,703,753

Liabilities and Equity
Current liabilities	$791,745	$576,868
Long-term debt and capital lease obligations	2,993,100	2,025,877
Long-term deferred tax liabilities	283,345	130,963
Insurance reserves and other long-term liabilities	318,560	201,004
Total liabilities	4,386,750	2,934,712
Total equity	2,001,441	1,769,041
Total liabilities and equity	$6,388,191	$4,703,753

Envision Healthcare Holdings, Inc.

Condensed Consolidated Statements of Cash Flows and Reconciliation of Net Cash Provided by (Used in)

Operating Activities to Adjusted Free Cash Flow

(unaudited; in thousands)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$44,562	$47,490	$150,750	$119,866
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization, and other	57,842	40,887	198,762	158,783
Excess tax benefits from equity-based compensation	(2,809)	(6,030)	(36,860)	(44,550)
Loss on early debt extinguishment	—	—	—	66,397
Deferred income taxes	(4,096)	43,197	(593)	44,651
Changes in operating assets/liabilities, net of acquisitions:
Trade and other accounts receivable, net	(9,476)	(36,702)	(92,541)	(129,239)
Parts and supplies inventory	(577)	(113)	(1,062)	(687)
Prepaids and other current assets	(28,403)	(1,198)	(32,099)	(12,157)
Accounts payable and accrued liabilities	(7,270)	(1,824)	59,026	81,997
Insurance reserves	(6,049)	(7,144)	(8,306)	(13,683)
Other assets and liabilities, net	10,439	1,481	12,031	2,670
Net cash provided by (used in) operating activities	54,163	80,044	249,108	274,048

Cash Flows from Investing Activities
Purchases of available-for-sale securities	(2,087)	(27,097)	(4,594)	(79,751)
Sales and maturities of available-for-sale securities	2,000	22,248	11,409	62,673
Purchases of property, plant and equipment	(29,403)	(22,387)	(95,090)	(78,046)
Proceeds from sale of property, plant and equipment	336	145	713	2,444
Acquisition of businesses, net of cash received	(788,356)	17,619	(1,356,926)	(181,642)
Net change in insurance collateral	5,783	(1,540)	4,533	481
Other investing activities	906	(1,203)	(320)	(2,977)
Net cash provided by (used in) investing activities	(810,821)	(12,215)	(1,440,275)	(276,818)

Cash Flows from Financing Activities
Borrowing under the Term Loan	1,000,000	—	1,000,000	—
Borrowings under the ABL Facility	90,000	—	455,000	50,000
Proceeds from issuance of senior notes	—	—	—	740,625
Repayments of the Term Loan	(3,343)	(3,343)	(13,372)	(13,372)
Repayments of the ABL Facility	(300,000)	—	(455,000)	(50,000)
Repayments of senior notes	—	—	—	(607,750)
Payment for debt extinguishment premiums	—	—	—	(37,630)
Debt issuance costs	(26,436)	(3)	(26,463)	(2,224)
Proceeds from stock options exercised and issuance of shares under employee stock purchase plan and provider stock purchase plan	5,646	325	17,413	7,730
Excess tax benefits from equity-based compensation	2,809	6,030	36,860	44,550
Shares repurchased for tax withholdings	—	—	—	(14,430)
Contributions from (distributions to) non-controlling interest, net	—	(1,174)	100	(924)
Other financing activities	(231)	2,061	(589)	378
Net cash provided by (used in) financing activities	768,445	3,896	1,013,949	116,953

Change in cash and cash equivalents	11,787	71,725	(177,218)	114,183
Cash and cash equivalents, beginning of period	129,890	247,170	318,895	204,712
Cash and cash equivalents, end of period	$141,677	$318,895	$141,677	$318,895

Operating and non-acquisition investing cash flow	$31,698	$50,210	$165,759	$178,872

Non-recurring cash flow adjustments:
Excess tax benefits from equity-based compensation	2,809	6,030	36,860	44,550
Adjusted Free Cash Flow	$34,507	$56,240	$202,619	$223,422